EXHIBIT 16.1
January 24, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
We have read Item 4 of Form 8-K dated January 24, 2006 of Cell Robotics International, Inc. and are in agreement with the statements contained therein.
GOLDSTEIN GOLUB KESSLER LLP
End of Filing